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                                                                    Exhibit 10.1

                      FORM OF EMPLOYEE PROTECTION AGREEMENT



               THIS EMPLOYEE PROTECTION AGREEMENT dated as of July 2, 1997 among WERNER HOLDING CO. (PA), INC., a Pennsylvania corporation (the "Company"), [Name of Employer], a ___________________ corporation (the "Employer") and ________________ (the "Employee").

                              W I T N E S S E T H :

               WHEREAS, the Company and the Employer recognize that the possibility of a Change of Control (as hereinafter defined) of the Company currently exists and that such possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

               WHEREAS, the Company and the Employer have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the members of the Employer's management; and

               WHEREAS, the Company and the Employer desire to induce the Employee to remain in the employment of the Employer by providing for certain benefits; and

               WHEREAS, the Employee desires to continue to be employed by the Employer; and

               WHEREAS, the Employee is willing to commit to refrain from competing with the Company and the Employer and to maintain the confidentiality of the confidential information of the Company and the Employer.

               NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree to the following:

               1. DEFINITIONS. The capitalized terms used herein shall have the meanings ascribed to them below.

                  "Cause" shall mean (A) the willful and continued failure by the Employee substantially to perform his/her duties with the Employer (other than any such failure resulting from his/her incapacity due to physical or mental illness) as determined by the Board of Directors of the Company, after a demand for substantial performance is delivered to the Employee by the Employer, which specifically identifies the manner in which the Employer believes the Employee has not substantially performed his/her duties, (B) the willful engaging by the Employee in misconduct which is demonstrably and materially injurious to the Company or the Employer, monetarily or otherwise, or (C) the breach of any of the terms of this Agreement by the Employee.

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Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee by the Employer a copy of a Notice of Termination authorized by the Chief Executive Officer of the Employer stating that in the good faith opinion of such Officer the Employee was guilty of conduct set forth above in clauses
(A), (B) or (C) of the first sentence of this paragraph and specifying the particulars thereof in detail.

                  "Change of Control" of the Company shall be deemed to have occurred if (a) any consolidation or merger of the Company is consummated in which the Company is not the continuing or surviving corporation (or survives only as a subsidiary of any entity other than a previously wholly-owned subsidiary of the Company) or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in the Company's common stock prior to the merger; or (b) the acquisition by any person or group of persons acting in concert of 50% or more of the outstanding shares of Class A Stock (including securities exercisable for or convertible into shares of Class A Stock) of the Company; or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company. Substantially all of the assets shall mean assets equal to fifty-one percent (51%) or more in value of the assets of the Company and its subsidiaries taken as a whole.

                  "Confidential Information" shall mean all confidential, proprietary and sensitive information of, or relating to the Company, its subsidiaries and affiliates and their respective businesses including, but not limited to, products, financial condition, manufacturing processes, know-how, business plans, trade secrets, research programs, customer and supplier lists, pricing information and strategies, and personnel information, whether in written or oral form, or in the form of models or other tangible property, or obtained through observation, and whether or not marked or identified as confidential.

                  "Disability" shall mean the Employee's incapacity due to physical or mental illness, if the Employee shall have been absent from his/her duties with the Employer on a full-time basis for ninety (90) or more consecutive days.

                  "Material Employment Change" shall mean any of the following:

                           (a) the assignment to the Employee by the Employer of
                  duties, or the assignment of the Employee to a position, constituting a material diminution in the Employee's role, responsibilities or authority compared with his/her role, responsibilities or authority with the Employer on the date of this Agreement;

                           (b) a reduction by the Employer in the Employee's
                  base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

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                           (c) any material reduction in the level of benefits
                  (including participation in any bonus plan) to which the Employee is entitled under one or more employee benefit plans on the date of this Agreement, or the taking of any action by the Company or the Employer which would adversely affect the Employee's accrued benefits under any such employee benefit plans or deprive the Employee of any material fringe benefit enjoyed by the Employee on the date of this Agreement;

                           (d) a request by the Employer to the Employee to
                  relocate to any place that exceeds a fifty (50) mile radius beyond the location at which the Employee performed the Employee's duties on the date of this Agreement;

                           (e) any material breach by the Employer or the
                  Company of any provision of this Agreement; or

                           (f) any failure by the Company to obtain the
                  assumption of this Agreement by any successor or assign of the Company.

                  "Retirement" shall mean termination in accordance with the Employer's retirement policy, including early retirement, generally applicable to its salaried employees.

                  2. COMPENSATION RELATING TO CHANGE OF CONTROL. Subject to the Employee's continued observance of his/her obligations hereunder, in the event that a Change of Control occurs on or before January 2, 1999, the Employer shall pay to the Employee on the date which is twelve (12) months from the date of the Change of Control (the "Payment Date"), an amount, in cash equal to the product of the Employee's highest annual base salary in effect at any time during the period from the date of this Agreement to the Payment Date, multiplied by _____ (the "Compensation Amount"). Notwithstanding the foregoing, if prior to the Payment Date the Employee experiences a Material Employment Change or the Employee is terminated other than for Cause, then the Compensation Amount shall be paid to the Employee as follows: (a) if a Material Employment Change occurs, the Compensation Amount shall be paid to the Employee on the later of the date of the Change of Control or the Material Employment Change, or (b) if the Employee is terminated other than for Cause, the Compensation Amount shall be paid to the Employee on the later of the date of the Change of Control or the termination date.

                  The Employer shall pay to the Employee all legal fees and expenses incurred by him/her in seeking to obtain or enforce any right or benefit provided by this Agreement that the Employer fails to recognize or make available, provided the Employee is successful in obtaining or enforcing such right or benefit.

                  The Employer and the Company hereby jointly and severally, unconditionally and absolutely guarantee the full and timely payment by the Employer of the Compensation Amount to the Employee and all other amounts owing to the Employee hereunder.


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               3.  NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER
                   CONTRACTUAL RIGHTS.

                  (a) The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after the Date of Termination.

                  (b) Except as provided in subsection (c) below, the provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee's existing rights (or rights which would accrue solely as a result of the passage of time) under any employee benefit plan or employment agreement or other contract, plan or arrangement.

                  (c) During the term of this Agreement, the provisions hereof shall supersede the terms and provisions of any existing agreement with the Employee or policy or practice of the Employer with regard to severance.

               4. SUCCESSOR TO THE COMPANY.

                  (a) This Agreement is binding on the Company's and the Employer's successors and assigns. Without limiting the foregoing, as a condition to the Company's voluntary agreement or consent to a Change of Control, the Company shall use its best efforts to attempt to require any successor or assign of the Company in such Change of Control to assume and agree to perform all of the obligations of the Employer and the Company under this Agreement. Any failure of the Company to obtain such agreement prior to the effectiveness of any such Change of Control shall be deemed to be a Material Employment Change.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him/her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's personal representative, devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

               5. NON-COMPETITION. During the term of the Employee's employment by the Employer and for a period of two (2) years following termination of the Employee's employment by the Employer for any reason, the Employee shall not, without the prior written consent of the Company, (i) compete directly or indirectly as a partner, owner, director, shareholder, manager, employee or otherwise with the Company, the Employer or any subsidiary or other affiliate of the Company, and their respective successors and assigns, in the business of manufacturing and selling climbing equipment at any location in North America,
(ii) solicit or encourage any of the climbing

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products customers of the Employer or any subsidiary or other affiliate of the
Company to cease doing business with the Employer or any subsidiary or other affiliate of the Company or (iii) participate, consult with, render testimony or act in any other capacity in any adversary proceeding against the Company, the Employer or any of its affiliates with respect to the climbing products business.

                  Notwithstanding the foregoing, the Employee is permitted to own shares (in an amount not in excess of 5%) of any publicly traded entity that is in competition with the Company, the Employer or any subsidiary or other affiliate of the Company.

               6. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee agrees to hold and safeguard in strict confidence all Confidential Information and agrees that he/she will not, without the prior written consent of the Company or the Employer, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during the term of his/her employment by the Employer or subsequent to such employment, any Confidential Information. The Employee also agrees to hold in confidence the fact that he/she entered into this Agreement and the terms hereof, unless the Employee is required to disclose the existence and terms of this Agreement by applicable law, rule, regulation or administrative or court order.

               7. ARBITRATION. Any claim or controversy arising out of or relating to this Agreement shall be submitted to binding arbitration, in accordance with the following procedures:

                  (a) Any arbitration proceeding shall take place in Pittsburgh, Pennsylvania and shall be conducted in accordance with the then current expedited procedures of the commercial arbitration rules of the American Arbitration Association, except as otherwise specifically provided in this Section.

                  (b) The parties shall have 10 days after a notice of arbitration is given to agree upon an arbitrator to conduct such proceeding. If the parties fail to so agree within such 10- day period then, within five days after the end of such 10-day period, each party shall select an arbitrator and, within 10 days after the end of such five-day period, such two arbitrators shall select a third arbitrator.

                  (c) The decision of an arbitrator (or, if there are three arbitrators, the decision of any two arbitrators) shall be final and binding upon the parties, and judgment may be entered upon any such decision in any court having jurisdiction.

                  (d) Without limiting the provisions of Section 3, all costs incurred in connection with any arbitration proceeding, including fees and expenses of counsel and fees paid to the American Arbitration Association and the arbitrator(s) and the cost of using any facilities for the arbitration hearings, shall be borne by the non-prevailing party in the proceeding.


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               8. TERM. This Agreement shall automatically terminate on January
2, 1999 unless prior thereto a Change of Control shall have occurred.

               9. NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  If to the Company and/or the Employer:

                  Werner Holding Co. (PA), Inc.
                  93 Werner Road
                  Greenville, PA  16125

                  Attention:  Eric J. Werner, Esquire


                  If to the Employee:

                  [To his/her address as it appears on the records of the
                   Company]

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               10. AMENDMENT, WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee, the Company and the Employer. No waiver by either party hereto at any time of any breach of the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

               11. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Moreover, in the event any one or more of the provisions herein shall, for any reason, be held excessively broad as to duration, scope, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

               12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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               13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       [NAME OF EMPLOYER]



                                       By:_____________________________
                                       Printed Name:
                                       Title:

                                       WERNER HOLDING CO. (PA), INC.



                                       By:_____________________________
                                       Printed Name:  Donald M. Werner
                                       Title: President and Chief Executive Officer


                                       ________________________________
                                                  [Employee]





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                                  ATTACHMENT 1


Donald W. Resnick
Howard L. Solot
Donald M. Werner
Eric J. Werner
Michael E. Werner